UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2016

Automatic Data Processing, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-5397	22-1467904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One ADP Boulevard, Roseland, New Jersey 07068
(Address of Principal Executive Offices) (Zip Code)
(973) 974-5000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Registrant’s Annual Meeting of the Stockholders was held on November 8, 2016. There were present at the meeting, either in person or by proxy, holders of 404,072,728 shares of common stock. The following nominees were elected to the Registrant’s Board of Directors for the ensuing year. The votes cast for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
Peter Bisson	336,799,354	1,115,795	66,157,579
Richard T. Clark	336,146,003	1,769,146	66,157,579
Eric C. Fast	336,285,592	1,629,557	66,157,579
Linda R. Gooden	336,792,431	1,122,718	66,157,579
Michael P. Gregoire	335,124,319	2,790,830	66,157,579
R. Glenn Hubbard	333,270,675	4,644,474	66,157,579
John P. Jones	335,874,826	2,040,323	66,157,579
William J. Ready	336,787,178	1,127,971	66,157,579
Carlos A. Rodriguez	336,714,570	1,200,579	66,157,579
Sandra S. Wijnberg	336,904,397	1,010,752	66,157,579

The results of the advisory vote on executive compensation of our Named Executive Officers were as follows:

For	Against	Abstained	Broker Non-Votes
324,271,870	12,060,896	1,582,383	66,157,579

The results of the voting to ratify the appointment of Deloitte & Touche LLP to serve as the Registrant's independent registered public accounting firm for the fiscal year that began on July 1, 2016 were as follows:

For	Against	Abstained
399,338,846	4,011,959	721,923

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOMATIC DATA PROCESSING, INC.
(Registrant)

	By:	/s/ Michael A. Bonarti
Date: November 10, 2016		Name: Michael A. Bonarti
Title: Vice President